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                                 EXHIBIT 23.3


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Fechtor, Detwiler & Co., Inc., dated February 10, 1999 included in or made a part of the Annual Report on Form 10-K of Fechtor, Detwiler, Mitchell & Co. for the year ended December 31, 2000.


                                                         /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
February 27, 2001